EXHIBIT 23.1

                                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the registration of 1,350,000 shares of Common Stock under the Wireless Access, Inc. 1992 Stock Option Plan, the Wireless Access, Inc. 1996 Executive Incentive Stock Option Plan and the Wireless Access, Inc. 1996 Stock Plan of Glenayre Technologies, Inc. of our report dated January 28, 1997, with respect to the consolidated financial statements and schedule of Glenayre Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                         /s/ ERNST & YOUNG LLP


Charlotte, North Carolina
November 5, 1997



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